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                                                                    EXHIBIT 3.01


                        CERTIFICATE OF AMENDMENT (NO. 1)
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        PROFUTURES BULL & BEAR FUND, L.P.

         The undersigned, desiring to amend the Certificate of Limited Partnership of ProFutures Bull & Bear Fund, L.P. pursuant to the provisions of
Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

         FIRST: Article 1 of the Certificate of Limited Partnership shall be amended and restated as follows:

                  The name of the limited partnership formed pursuant to this Certificate is "ProFutures Long/Short Growth Fund, L.P."

         SECOND: Article 4 of the Certificate of Limited Partnership shall be amended and restated as follows:

                  The name and business address of the general partner of the Partnership are:

                                PROFUTURES, INC.
                         11612 Bee Cave Road - Suite 100
                               Austin, Texas 78733

         IN WITNESS WHEREOF, the undersigned executed this Amendment (No. 1) to the Certificate of Limited Partnership on this December 7, 1998.


                              PROFUTURES BULL & BEAR FUND, L.P.

                              By: ProFutures, Inc., the General Partner

                              By:  /s/ Gary D. Halbert
                                   -----------------------------
                                   Gary D. Halbert, President